         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

                      HAWAIIAN NATURAL WATER COMPANY, INC.
                                 PROMISSORY NOTE

                        The Transferability of this Note
                     is Restricted as Provided in Section 3


N-___                                                   Dated: ________ __, 1996
$__________                                                   New York, New York

FOR VALUE RECEIVED, Hawaiian Natural Water Company, Inc. , a Hawaii corporation (the "Company"), promises to pay to __________ or assigns (the "Holder") the principal amount of $__________ DOLLARS ($______) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with simple interest thereon at the rate of ten percent (10%) per annum (calculated on the basis of a 360-day year of 30-day months), at the principal office of the Company, upon the earlier of (a) the closing of the sale of securities or other financing of the Company from which the Company or any of its subsidiaries receives gross proceeds of at least two million dollars ($2,000,000) or (b) __________, 1997 [twelve months from the date hereof]. No payments of principal and/or interest shall be due until maturity.

         Notwithstanding anything to the contrary herein contained, the Principal Amount of this Note or any interest hereon may be prepaid at any time or from time to time, prior to the maturity of this Note, in whole or in part, without prior notice and without penalty or premium. Prepayments shall be applied first to interest due and then to principal.

         1. The Notes: This Note is one of several promissory notes made and issued by the Company in an aggregate principal amount of $1,500,000 (individually, a "Note," and together, the "Notes"), pursuant to the terms and subject to the conditions of Subscription Agreements and Investment Representations (the "Subscription Agreements"), by and among the Company and certain investors. Reference is made to the Subscription Agreements for agreements of the parties applicable to this Note.

         2. Covenants: The Company covenants and agrees that, so long as any of the Notes shall be outstanding and unpaid:

                  2.1 Payment of Notes. The Company will punctually pay or cause to be paid the Principal Amount and interest on this Note. Any sums required to be withheld from any payment of Principal Amount or interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith.

         Nothing in this Note or in any other agreement between the Holder and the Company shall require the Company to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Company and the Holder are or could be held to be in the nature of interest and would subject the Holder to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Company to make such payment to the Holder shall be reduced to the highest rate authorized under applicable law and, in the event that the Holder shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Company.

         2.2 Maintenance of Corporate Existence; Merger and Consolidation. The Company will at all times cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all of its rights and franchises and shall not be consolidated with or merge into any other corporation or transfer all or substantially all of its assets to any person unless (A)(i) the survivor of such consolidation or merger is the Company, or
(ii) the corporation formed by such consolidation or into which the Company is merged or to which the assets of the Company are transferred is a corporation which expressly assumes all of the obligations of the Company under the Notes, and (B) after giving effect to such transaction, no Event of Default (as hereinafter defined), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

                  2.3 Maintenance of Properties. The Company will reasonably maintain in good repair, working order and condition its properties and other assets, and from time to time make all reasonably necessary or desirable repairs, renewals and replacements thereto.

                  2.4 Payment of Taxes. The Company will cause to be paid, set aside for payment, or cause to be discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or upon its income, profits or property; provided, however, that the Company shall not be required to cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  2.5 Compliance with Statutes. The Company will comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality, and of any agency of any thereof, in respect of the conduct of business, and the ownership of property by the Company; provided, however, that nothing contained in this Section 2.5 shall require the Company to comply with any such statute or regulation so long as its legality or applicability shall be contested in good faith; and provided further that an unintentional violation of this covenant done in good faith or inadvertently shall not be deemed an Event of Default under Section 4 hereof.

                  2.6 Liens. The Company will not create, incur or suffer to exist any liens, claims or encumbrances upon any of its assets or properties, except for those in existence as of the date hereof, those incurred in connection with indebtedness permitted pursuant to Section 2.9 or those incurred in the ordinary course of business.

                  2.7 Restrictions on Dividends, Redemptions, etc. The Company will not (i) declare or pay any dividend or make any other distribution on any equity securities of the Company, except dividends or distributions payable in equity securities of the Company, (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except equity securities acquired upon conversion thereof into other equity securities of the Company, or
(iii) permit a subsidiary of the Company to purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, if, upon giving effect to such dividend, distribution, purchase, redemption, or other acquisition or retirement, the net worth of the Company would be reduced to less than an amount equal to the remaining indebtedness outstanding under the Notes.

                  2.8 Transactions with Affiliates. Except as described in the confidential private offering memorandum dated September 6, 1996 the Company will not itself, and will not permit any subsidiary to, engage in any transaction of any kind or nature with any affiliate (as such term is used in Rule 405 under the Act) of the Company, other than a wholly-owned subsidiary, unless such transaction is upon terms which are fair to the Company or such subsidiary, as the case may be, and which are reasonably similar to, or more beneficial to the Company or such subsidiary than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

                  2.9 Indebtedness. The Company shall not incur any liability or obligation, direct or contingent, for borrowed money, except for those incurred in the ordinary course of business; without limiting the generality of the foregoing extensions or renewals of the Company's credit facility with First Hawaiian Bank ("FHB") for up to $500,000 on the terms that are substantially the same as the terms of the FHB credit facility as in effect on the date hereof or the Company's execution and delivery of a credit facility with another financial institution for up to $500,000 on terms that are substantially the same as the terms of the FHB credit facility as in effect on the date hereof shall be deemed in the ordinary course of business.

         3. Restrictions Upon Transferability. This Note has not been registered under the Act, and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to this Note, or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "blue sky" or other state securities law.

         4. Events of Default and Remedies. An "Event of Default" shall occur if:

                  4.1 Payment of Notes. The Company defaults in the payment of Principal Amount or interest of this Note, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise, which default shall continue uncured for a period of thirty (30) days from the date thereof; or

                  4.2 Performance of Covenants, Conditions or Agreements. The Company fails to comply with any of the covenants, conditions or agreements set forth in this Note and such default shall continue uncured for a period of thirty (30) days after receipt of written notice to the Company from any Holder stating the specific default or defaults; or

                  4.3 Bankruptcy, Insolvency, etc. The Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

                  4.4. Remedies. In case an Event of Default (other than an Event of Default resulting from the Company's failure to pay the Principal Amount of, or any interest upon, this Note, when the same shall be due and payable in accordance with the terms hereof (after giving affect to applicable "cure" provisions herein) and an Event of Default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing, the Holders of the Notes representing at least fifty-one percent (51%) in the aggregate of the Principal Amount of all Notes then outstanding, may declare by notice in writing to the Company all unpaid Principal Amount and accrued interest on all of the Notes then outstanding to be due and payable immediately. Any such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of Principal Amount or interest on the Notes) may be waived by the Holders of at least 51% in Principal Amount of the Notes then outstanding. In case an Event of Default resulting from the Company's nonpayment of Principal Amount of, or interest upon, this Note shall occur, the Holder may declare all unpaid Principal Amount and accrued interest on this Note held by such Holder to be due and payable immediately. In case an Event of Default resulting from bankruptcy, insolvency or reorganization shall occur, all unpaid principal and accrued interest on the Notes held by each Holder shall be due and payable immediately without any declaration or other act on the part of such Holders.

         5. Costs of Collection. Should the indebtedness represented by this Note or any part thereof be collected in any proceeding, or this Note be placed in the hands of attorneys for collection after default, the Company agrees to pay as an additional obligation under this Note, in addition to the Principal Amount and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees.

         6. Waiver and Amendments. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Company and Holders of at least fifty-one percent (51%) in Principal Amount of the Notes at the time outstanding; provided, however, that the consent of a Holder shall be required to modify the terms of this Note affecting the payment of Principal Amount of, or interest on, such Holder's Note or the term of such Holder's Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 7 shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

         8. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

         (i)      if to the Company, to:

                  Hawaiian Natural Water Company, Inc.
                  4747 Kilauea Avenue
                  Suite 201
                  Honolulu, Hawaii 96816
                  Attn:      Marcus Bender, Chief Executive Officer

         (ii) if to the Holder, to the address of such Holder as shown on the books of the Company.

         9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles. The Company agrees that any dispute or controversy arising out of this Note shall be adjudicated in a court located in New York City, and hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York, and irrevocably waives any objection it now or hereafter may have respecting the venue of such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested.

         10. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the date first above written.

                                 HAWAIIAN NATURAL WATER COMPANY, INC.


                                 By:
                                    ----------------------------------------
                                       Name:         Marcus Bender
                                       Title:        Chief Executive Officer